UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2016

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025
Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Change in Control Severance Agreements with Certain Officers

Armstrong Flooring, Inc. (the “Company”) entered into Change in Control Severance Agreements (the “CIC Agreements”) with the following officers (each, an “Officer”) effective September 1, 2016:

Donald R. Maier	President and Chief Executive Officer
John “Jay” W. Thompson	Senior Vice President and Chief Financial Officer
Dominic C. Rice	Senior Vice President and North America Commercial
Joseph N. Bondi	Senior Vice President and North America Residential
Christopher S. Parisi	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
John C. Bassett	Senior Vice President, Human Resources
Charles E. Grogan	Senior Vice President, Global Operations
Scott W. Hess	Senior Vice President and Chief Information Officer

Mr. Maier’s prior Change in Control Agreement dated November 17, 2014 was terminated and replaced by the CIC Agreement.

The initial term (the “Term”) of the CIC Agreements shall continue in effect through August 31, 2018, with an automatic one-year extension of the Term on each September 1 commencing on September 1, 2017, unless the Company or the Officer provides notice not to extend the Term on or before the preceding May 30. In addition, the Term will automatically be extended for twenty-four (24) months following a Change in Control (as defined in the CIC Agreement).

The CIC Agreement provides each Officer with severance payments and certain benefits in the event of the Officer’s termination by the Company without Cause (as defined in the CIC Agreement), or by the Officer for Good Reason (as defined in the CIC Agreement), during the six (6) months prior to, or two (2) years following, a Change in Control, provided that the Officer delivers an effective release of claims in favor of the Company and its affiliates. Such payments and benefits include: (i) in the case of Mr. Maier, a lump sum payment equal to two and one-half (2.5) times the sum of Mr. Maier’s base salary and his target annual bonus under the Company’s Annual Incentive Plan, and in the case of each other Officer, a lump sum payment equal to two (2) times the sum of the Officer’s base salary and target annual bonus under the Company’s Annual Incentive Plan; (ii) a lump sum payment equal to the sum of any unpaid incentive compensation allocated or awarded to the Officer for a completed fiscal year preceding the termination date and a pro rata portion to the termination date of the Officer’s target annual incentive compensation for the year in which the termination date occurs; (iii) continued life, disability, accident and health insurance benefits (including for the Officer’s dependents) for twenty-four (24) months following the Officer’s termination date, less the active employee costs for such benefits; (iv) eventual participation in the Company’s post-retirement health and life insurance plans if the Officer would have become eligible for participation in such plans within twenty-four (24) months following the Officer’s termination date; (v) up to $30,000 in outplacement fees assistance; and (vi) immediate vesting of all unvested equity awards, including the lapse of all restrictions on such awards and the determination that all performance-based awards shall have been earned, and options shall remain exercisable for five (5) years or the end of the applicable option term, if earlier. The grant agreements for the 2016 performance-based stock unit grants to the Officers provide that the double trigger vesting of the 2016 performance-based stock units supersedes the vesting terms of any CIC Agreement upon a Change in Control. Any amounts paid to the Officer under the CIC Agreement shall be reduced to the maximum amount that could be paid without being subject to the excise tax imposed under Internal Revenue Code Sections 280G and 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount.

The CIC Agreement contains restrictive covenants, including non-competition and non-solicitation covenants for the twelve (12) month period following the Officer’s termination date, and confidentiality and non-disparagement covenants.

The foregoing summary of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the CIC Agreement. A copy of the complete form of CIC Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the terms of the CIC Agreement are incorporated herein by reference.

(e) Severance Pay Plan for Executive Employees

The Company adopted the Severance Pay Plan for Executive Employees of Armstrong Flooring, Inc. (the “Plan”), effective September 1, 2016. Each Officer who has a CIC Agreement in effect at the date of the Officer’s termination of employment and who does not have any other written severance agreement or employment agreement with the Company is eligible to participate in the Plan. The Plan supersedes all prior separation pay policies, practices, agreements and plans of the Company applicable to the Officers, other than the CIC Agreements.

The Plan provides each Officer with severance payments and benefits in the event of the Officer’s termination of employment by the Company without Cause (as defined in the Plan) (1) due to a reduction in force, (2) due to the elimination of the Officer’s position or (3) for any reason approved by the Plan administrator; provided that the Officer is not provided with reasonable alternative employment. For this purpose, reasonable alternative employment means an offer of employment in which the Officer’s base salary is at least 90% of the Officer’s current base salary and the distance between the Officer’s residence or current place of employment and the new place of employment is within 50 miles, or the Officer’s current commute, whichever is greater.

An Officer is not eligible to receive severance payments or benefits under the Plan if (a) the Officer is entitled to receive severance payments and benefits under the Officer’s CIC Agreement, (b) termination of employment is by the Company on account of death, disability or Cause, (c) termination of employment is by the Officer for any reason, (d) the Officer refuses to accept an offer of reasonable alternative employment or (e) termination is by the Company in connection with a sale or transfer of a plant, unit, division or subsidiary of the Company to a successor and the Officer continues in employment with the successor or is offered reasonable alternative employment by the successor, regardless of whether the Officer accepts the offer.

Severance payments and benefits under the Plan include the following, provided that the Officer delivers an effective release of claims in favor of the Company and its affiliates and executes a restrictive covenants agreement containing non-competition, non-solicitation, confidentiality and non-disparagement covenants:

•	In the case of the Chief Executive Officer, a lump sum payment equal to two (2) times the sum of the Chief Executive Officer’s base salary and target annual bonus under the Company’s Annual Incentive Plan, and in the case of each other Officer, a lump sum payment equal to one and one-half (1.5) times the sum of the Officer’s base salary and target annual bonus under the Company’s Annual Incentive Plan. The lump sum payment will paid within 60 days following the Officer’s termination date.

•	A lump sum payment equal to six (6) times the Officer’s monthly COBRA premium under the applicable health, dental and vision plans as of the Officer’s termination date, less the active monthly employee rate for the same period. The lump sum payment will paid within 60 days following the Officer’s termination date.

•	A lump sum prorated annual cash bonus for the fiscal year in which the Officer’s termination date occurs, calculated based on actual Company performance through the end of the fiscal year and the period that the Officer was employed with the Company during such fiscal year. The prorated annual cash bonus, if any, will be paid at the same time annual bonuses are paid to active employees under the Company’s Annual Incentive Plan.

•	Up to twelve (12) months of outplacement services, not to exceed $20,000 in cost.

Severance payments and benefits provided under the Plan must be repaid to the Company in certain events, including in the event that an Officer breaches the covenants in the restrictive covenants agreement. Under the restrictive covenants agreement, the non-competition and non-solicitation covenants continue for twenty-four (24) months following the termination of employment for the Chief Executive Officer and eighteen (18) months following the termination of employment for all other Officers.

The Board of Directors of the Company may terminate or amend the Plan at any time, provided that no amendment or termination of the Plan may adversely affect the amount, type or timing of payment of severance pay and benefits due under the Plan with respect to an Officer who has been terminated.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan. A copy of the complete Plan is attached as Exhibit 99.2 to this Current Report on Form 8-K, and the terms of the Plan are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Form of Change in Control Severance Agreement

99.2	Severance Pay Plan for Executive Employees of Armstrong Flooring, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: September 2, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Change in Control Severance Agreement

99.2	Severance Pay Plan for Executive Employees of Armstrong Flooring, Inc.